UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 5, 2020

AquaVenture Holdings Limited
(Exact name of registrant as specified in its charter)

British Virgin Islands
(State or other jurisdiction of incorporation)

001-37903	98-1312953
(Commission File Number)	(I.R.S. Employer Identification No.)

c/o Conyers Corporate Services (BVI) Limited Commerce House, Wickhams Cay 1 P.O. Box 3140 Road Town British Virgin Islands VG11110 (Address of principal executive office)

(813) 855-8636 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares	WAAS	New York Stock Exchange (NYSE)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01.	Other Events.

As previously disclosed, on December 23, 2019, AquaVenture Holdings Limited (the “Company” or “AquaVenture”) entered into the Agreement and Plan of Merger (the “merger agreement”), among the Culligan International Company (“Culligan”), Amberjack Merger Sub Limited (“Merger Sub”) and the Company providing for the merger of Merger Sub with and into the Company (the “merger”), with the Company surviving the merger as a wholly-owned subsidiary of Culligan. On February 18, 2020, the Company filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement (the “Definitive Proxy Statement”) with respect to the special meeting of the Company’s shareholders scheduled to be held on March 16, 2020, in connection with the merger (the “special meeting”).

Litigation Related to the Merger

In connection with the merger with Culligan announced on December 23, 2019, a putative class action lawsuit, Post v. AquaVenture Holdings Ltd., et al., 1:20-cv-174, was filed by purported shareholder Joseph Post against the Company and its directors in the United States District Court for the District of Delaware on February 4, 2020.  On February 12, 2020, in connection with the merger, a lawsuit, Hamilton v. AquaVenture Holdings Ltd., et al., 1:20-cv-01227, was filed as an individual action by purported shareholder Peter Hamilton against the Company and its directors in the United States District Court for the Southern District of New York.  On February 20, 2020, purported shareholder Christopher Jagt filed an individual lawsuit against the Company and its directors in the United States District Court for the Eastern district of New York, captioned Jagt v. AquaVenture Holdings Ltd., et. al.. 1:20-cv-931. The merger actions generally allege that the Preliminary Proxy Statement filed with the SEC on January 27, 2020 or the Definitive Proxy Statement filed on February 18, 2020, as applicable, misrepresents and/or omits certain purportedly material information and assert violations of Sections 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 14a-9 promulgated thereunder against all defendants and violations of Section 20(a) of the Exchange Act against the Company’s directors.  The merger actions seek, among other things, an injunction enjoining consummation of the merger, costs of the action, including plaintiff’s attorneys’ fees and experts’ fees, and other relief the Court may deem just and proper.  The defendants believe that the respective allegations asserted against them in the merger actions are without merit and intend to defend against the lawsuits vigorously. Similar cases may be filed in connection with the proposed merger.

While the Company believes the merger actions lack any merit and that the disclosures in the Definitive Proxy Statement comply fully with applicable law, solely in order to avoid the expense and distraction of litigation, the Company has determined voluntarily to supplement the Definitive Proxy Statement with the supplemental disclosures set forth below (the “Supplemental Disclosures”).

Nothing in the Supplemental Disclosures shall be deemed an admission of the legal necessity or materiality under applicable law of the Supplemental Disclosures. To the contrary, the Company specifically denies all allegations that any of the Supplemental Disclosures, or any other additional disclosures, were or are required.

The board of directors continues to unanimously recommend that shareholders vote “FOR” the proposal to adopt the merger agreement and “FOR” the other proposal being considered at the special meeting.

Supplemental Disclosures to Definitive Proxy Statement

These Supplemental Disclosures should be read in conjunction with the Definitive Proxy Statement, which should be read in its entirety. All page references in the information below are to pages in the Definitive Proxy Statement, and all defined and capitalized terms used below shall have the meanings set forth in the Definitive Proxy Statement. Paragraph references used herein refer to the Definitive Proxy Statement before any additions or deletions resulting from the Supplemental Disclosures. As noted in the Definitive Proxy Statement, the opinions of Citi and UBS were necessarily based upon market, economic and other conditions as they existed on, and could be evaluated as of, December 23, 2019. Citi and UBS assumed no responsibility for updating or revising their opinions based on events or circumstances that may have occurred after December 23, 2019, and Citi and UBS have not updated or revised its opinion subsequent to such date.

The section of the Definitive Proxy Statement titled “The Merger (Proposal 1)—Opinion of Citigroup Global Markets Inc.” is hereby supplemented by amending the paragraph on page 43 that begins with “Citi conducted a discounted cash flow analysis…” to insert the underlined words in the following sentence:

Citi also calculated estimated terminal values for AquaVenture based on the following selected illustrative ranges of terminal growth rates, selected by Citi based on its professional judgment and experience, and applied to AquaVenture's estimated terminal year unlevered after-tax free cash flow of $60 million (referred to as the "terminal cash flow"): (i) 2.0% to 3.0% in relation to the estimated terminal cash flow contribution from Quench, (ii) 1.0% to 2.0% in relation to the estimated terminal cash flow contribution from Seven Seas Water and (iii) 1.5% to 2.5% in relation to the estimated terminal cash flow expenditure attributable to AquaVenture's Corporate and Other administration function. The estimated terminal values for AquaVenture were then discounted to present values (as of September 30, 2019) and added to the estimated present values of the projected cash flows referred to above in order derive a range of implied firm values for AquaVenture.

Also on page 43, the paragraph that begins with “In calculating the present values…” to insert the underlined words in the following sentence:

From the derived range of implied firm values referenced above, Citi subtracted AquaVenture's reported net debt balance of approximately $206 million (excluding unamortized debt discounts and deferred financing fees) as of September 30, 2019, and divided the result by the number of AquaVenture ordinary shares outstanding on a fully diluted basis of 32.5 million to 33.5 million, calculated using the treasury stock method, based on information provided by management.

The section of the Definitive Proxy Statement titled “The Merger (Proposal 1)—Opinion of UBS Securities LLC” is hereby supplemented by amending the paragraph that begins on page 47 and ends on page 48 that begins with “Unless the context indicates otherwise…” to insert the underlined words in the following sentence:

Unless the context indicates otherwise, (1) Enterprise Values derived from the selected companies analysis described below were calculated using the closing price of the common stock of the selected publicly traded companies in the U.S.-listed water services and related infrastructure industry listed below as of December 20, 2019, (2) transaction values for the target companies derived from the selected transactions analysis described below were calculated based on implied Enterprise Values as of the public announcement date of the relevant transaction, assuming equity values equal to the estimated purchase prices paid for the common equity of the target companies in the selected transactions, or the estimated purchase prices paid for the target business units, as applicable, and (3) net debt for the Company was based on such amount as of September 30, 2019 of approximately $206 million, and was calculated including restricted cash.

Also on page 48, the paragraph that begins with “In addition, unless the context indicates otherwise…” to insert the underlined words in the following sentence:

In addition, unless the context indicates otherwise, (1) per share amounts for the Company's ordinary shares were calculated on a diluted basis, using the treasury stock method, based on shares, options and warrants outstanding as of December 20, 2019, as provided by the management of the Company of approximately 33.0 million, (2) Enterprise Value for the Company was calculated by adjusting for (a) estimated cash payments in connection with acquisitions consummated or expected to be consummated during the fourth quarter of 2019, (b) the present value of estimated principal payments to be collected with respect to long-term receivables from the Company's Peru construction contract and the contracts with the government of St. Maarten (and not otherwise reflected in estimated Adjusted EBITDA) and (c) the net value of estimated usage of net operating loss carryforwards, (3) estimated 2019 data for the Company was based on data pro forma for acquisitions consummated or expected to be consummated during 2019 and (4) estimated data based on internal forecasts and estimates for the Company were based on the base case forecast described more fully below under "—Projected Financial Information.”

The section of the Definitive Proxy Statement titled “The Merger (Proposal 1)—Projected Financial Information—Summary of Base Case Forecast” is hereby supplemented by inserting the following information at the end of note (2) on page 55:

	Fiscal Year Ending December 31,
(In USD millions)	2019Q4E	2020E	2021E	2022E	2023E	2024E
Share-based compensation	$(1)	$(6)	$(6)	$(7)	$(7)	$(7)
Unlevered cash taxes	$(1)	$(5)	$(5)	$(4)	$(4)	$(4)
Capitalized contract costs	$(3)	$(10)	$(11)	$(12)	$(14)	$(15)
Principal payments on Peru Long-Term Receivable	$1	$6	$6	$7	$7	$5
Principal payments on St. Maarten Long-Term Receivable	$0	$1	$1	$1	$2	$2
Change in Net Working Capital and other items	$0	$(3)	$(2)	$3	$4	$5
Net cash paid for acquisitions	$(12)	$(1)	–	–	–	–

The section of the Definitive Proxy Statement titled “The Merger (Proposal 1)—Projected Financial Information—Summary of Base Case Forecast” is hereby supplemented by inserting the following information at the end of note (4) on page 55:

	Fiscal Year Ending December 31,
(In USD millions)	2019E	2020E	2021E	2022E	2023E	2024E
Unlevered Cash Taxes	–	$(3)	$(3)	$(4)	$(4)	$(5)
Capitalized Contract Costs	–	$(10)	$(11)	$(12)	$(14)	$(15)
Change in Net Working Capital	–	$0	$3	$5	$6	$4

The section of the Definitive Proxy Statement titled “The Merger (Proposal 1)—Projected Financial Information—Summary of M&A Forecast” is hereby supplemented by inserting the following information at the end of note (2) on page 56:

	Fiscal Year Ending December 31,
(In USD millions)	2019E	2020E	2021E	2022E	2023E	2024E
Unlevered Cash Taxes	–	$(4)	$(4)	$(5)	$(6)	$(8)
Capitalized Contract Costs	–	$(10)	$(11)	$(12)	$(14)	$(15)
Change in Net Working Capital	–	$0	$3	$5	$6	$4

The sections of the Definitive Proxy Statement titled “The Merger (Proposal 1)—Projected Financial Information—Summary of Base Case Forecast” and “The Merger (Proposal 1)—Projected Financial Information—Summary of M&A Forecast” are hereby supplemented by changing the references to “(In USD $000s)” in the tables at the top of pages 55 and 56 to be “(In USD millions).”

Important Information and Where to Find It

This communication is being made in respect of the proposed transaction involving AquaVenture and Culligan. AquaVenture has scheduled a special meeting in order to obtain shareholder approval of the proposed merger. AquaVenture has filed with the SEC a Definitive Proxy Statement in connection with the proposed merger, which has been mailed to the shareholders of AquaVenture and contains important information about the proposed transaction and related matters. INVESTORS OF AQUAVENTURE ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT TOGETHER WITH SUPPLEMENTAL DISCLOSURES AND OTHER RELEVANT MATERIALS CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT AQUAVENTURE AND CULLIGAN , AND THE PROPOSED MERGER. Investors may obtain a free copy of these materials and other documents filed by AquaVenture with the SEC at the SEC’s website at www.sec.gov, at the Company’s website (https://aquaventure.com/investors/) or by contacting AquaVenture’s investor relations at investors@aquaventure.com or the investors hotline at 855-278-WAAS (9227).

Participants in the Solicitation

AquaVenture and its directors, executive officers and certain other members of management and employees may be deemed to be participants in soliciting proxies from its shareholders in connection with the proposed merger. Information regarding the Company’s directors and executive officers is set forth in the Company’s definitive proxy statement for its 2019 annual meeting of shareholders, which was filed with the SEC on April 26, 2019, and its Annual Report on Form 10-K for the fiscal year ended December 31, 2018, which was filed with the SEC on March 11, 2019 and amended on April 26, 2019. These documents may be obtained for free at the SEC’s website at www.sec.gov, and via the Company’s Investors section of its website at https://aquaventure.com/investors/. Additional information regarding persons who may be deemed to be participants in soliciting proxies and any direct or indirect interests they may have in the proposed merger are set forth in the Definitive Proxy Statement.

Cautionary Statement Regarding Forward-Looking Statements

This document may contain forward-looking statements that are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this document do not constitute guarantees of future performance. Investors are cautioned that statements in this press release regarding management’s future expectations, beliefs, intentions, goals, strategies, plans or prospects, including, without limitation, statements relating to AquaVenture’s strategic focus; its forecast of future financial results; expectations regarding future business development and acquisition activities; its expectations regarding performance, growth, cash flows and margins from recently completed and pending acquisitions; its ability to capitalize on vertical integration opportunities; and the impacts on operating results of the timing, size, integration and accounting treatment of acquisitions, constitute forward-looking statements. Forward-looking statements can be identified by terminology such as “anticipate,” “believe,” “could,” “could increase the likelihood,” “estimate,” “expect,” “intend,” “is planned,” “may,” “should,” “will,” “will enable,” “would be expected,” “look forward,” “may provide,” “would” or similar terms, variations of such terms or the negative of those terms. Such forward-looking statements involve known and unknown risks, uncertainties and other factors including those risks, uncertainties and factors detailed in AquaVenture’s other filings with the Securities and Exchange Commission. As a result of such risks, uncertainties and factors, AquaVenture’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. AquaVenture is providing the information in this document as of this date and assumes no obligations to update the information included in this document or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

The Supplemental Disclosures included in this Current Report on Form 8-K include projections of the Company’s future financial results. These disclosures were not prepared with a view toward public disclosure or compliance with the guidelines established by the American Institute of Certified Public Accounts for preparation and presentation of prospective financial data, published guidelines of the SEC regarding forward-looking statements or generally accepted accounting principles in the United States. For a description of the inherent limitations and inherent risks and uncertainties surrounding the Company’s projected financial results, please see the discussion under the section titled “The Merger (Proposal 1)—Projected Financial Information” beginning on page 53 of the Definitive Proxy Statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AquaVenture Holdings Limited

	By:	/s/ Lee S. Muller
Dated: March 5, 2020	Name:	Lee S. Muller
	Title:	Chief Financial Officer